Exhibit 99.1

VOLCANO REPORTS RECORD REVENUE AND GAAP PROFITABILITY FOR 2010

(SAN DIEGO, CA) February 23, 2011—Volcano Corporation (NASDAQ: VOLC), a leading developer and manufacturer of precision intravascular diagnosis and therapy guidance tools designed to enhance the treatment of coronary and peripheral vascular disease, today reported record revenues for the fourth quarter and all of fiscal 2010.

For the quarter ended December 31, 2010, Volcano reported revenues of $81.2 million, compared to revenues of $71.0 million in the fourth quarter of fiscal 2009. Revenues in the fourth quarter of 2010 were negatively impacted by approximately $3.0 million related to the transition of a distributor relationship in Japan. Revenues in the fourth quarter of 2009 were favorably impacted by the first full quarter of a direct sales program in Japan resulting from the company’s transition of a distribution agreement with its largest distributor in the market.

The company reported a net loss on a GAAP basis of $1.7 million, or $0.03 per share, in the fourth quarter of 2010, versus a net loss on a GAAP basis of $12.1 million, or $0.25 per share, in the fourth quarter of 2009. Included in the results for the fourth quarter of 2010 are expenses of $4.9 million related to the LightLab Imaging, Inc. trade secrets litigation and our litigation costs of $2.8 million. These were partially offset by a reversal of a $3.0 million accrual for a milestone payment related to the Novelis, Inc. acquisition. Included in the results for the fourth quarter of 2009 are in-process research and development charges of $14.0 million resulting from accrued milestone payments related to the CardioSpectra, Inc., and Novelis, Inc., acquisitions.

Excluding stock-based compensation expense of $3.2 million, the in-process research and development benefit of $3.0 million and the LightLab trade secrets litigation expense of $4.9 million, Volcano reported non-GAAP net income of $3.4 million, or $0.06 per diluted share, in the fourth quarter of 2010. Excluding stock-based compensation expense of $2.7 million, the in-process research and development charges of $14.0 million and sales commissions of $2.3 million paid to a former distributor in Japan, Volcano reported non-GAAP net income of $7.0 million, or $0.14 per diluted share, in the fourth quarter of 2009. A reconciliation of the company’s GAAP to non-GAAP results is included below.

For all of fiscal 2010, Volcano reported revenues of $294.1 million, a 29 percent increase over revenues of $227.9 million in fiscal 2009. The company reported net income on a GAAP basis of $5.2 million, or $0.10 per diluted share, in fiscal 2010, compared with a GAAP net loss of $29.0 million, or $0.60 per share, in fiscal 2009.

Excluding stock-based compensation expense of $12.5 million, the in-process research and development benefit of $2.9 million and the LightLab trade secrets litigation expense of $5.1 million, Volcano reported non-GAAP net income of $19.9 million, or $0.37 per diluted share, in 2010. Excluding stock-based compensation expense of $10.9 million, in-process research and development charges of $14.0 million and sales commissions of $3.7 million paid to a former distributor in Japan, Volcano reported a non-GAAP net loss of $347,000, or $0.01 per share, in 2009.

“We are delighted with our financial performance in 2010, which reflects the value of our multi-modality platform and the successful execution of sales, market development and clinical strategies to support our industry-leading technologies,” said Scott Huennekens, president and chief executive officer. “During 2010,” he added, “we continued to drive market share gains and increased market penetration, and are now the market share leader for IVUS (Intravascular Ultrasound) in the U.S., Japan and Europe. In addition, our FM (Functional Measurement) business demonstrated strong growth with year-over year revenue increases of 33 percent and 49 percent for the fourth quarter and all of 2010, respectively.

“We completed our distribution transition with Fukuda in Japan during the quarter and are now serving 95 percent of our business in the market on a direct basis, which is driving growth in both revenues and operating margin,” he added.

Huennekens noted that the commercial release of the VIBE RX Imaging Balloon Catheter in Europe initiated during the fourth quarter is going well. In addition, data from the PROSPECT study was published in the January 2011 edition of The New England Journal of Medicine. Data from the trial demonstrated that Volcano IVUS and VH (Virtual Histology) IVUS provided predictive lesion risk assessment in patients suffering multi-vessel acute coronary disease.

“In addition to our many accomplishments in 2010, we have continued to lay the foundation for long-term growth through Volcano’s one system, many solutions strategy. While continuing to achieve growth in our core markets, we will be introducing new offerings that address significantly larger markets than those we currently serve, while continuing to achieve gross margin and operating leverage to create improving profitability,” Huennekens stated.

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Guidance for 2011

The company provided the following financial guidance for 2011.

On a consolidated basis, Volcano expects total revenues in fiscal 2011 of $347-$352 million, an increase of 18-20 percent over revenues in 2010. The expected revenues for 2011 include approximately $21 million from the industrial segment of Axsun Technologies, the company’s wholly-owned subsidiary.

Overall company gross margins are expected to be in the range of 64-65 percent. Net interest expense for 2011 is expected to be approximately $7.0 million, of which approximately $8.0 million is related to the company’s convertible debt, offset by approximately $1 million of interest expected to be capitalized for its Costa Rica facility. The company expects its effective tax rate will be approximately 29 percent for 2011.

On a GAAP basis, the company expects to report net income of $0.22-$0.24 per diluted share. Weighted average shares on a diluted basis at the end of 2011 are expected to be 55.0 million shares.

Conference Call Information

The company will hold a conference call at 2 p.m., Pacific Standard Time, (5 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (631) 291-4555, passcode 38609287, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through March 2, at (706) 645-9291, passcode 38609287, and via the company’s website at http://www.volcanocorp.com.

About Volcano Corporation

Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information—using sound and light as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website at www.volcanocorp.com.

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Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles (GAAP) in the United States is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges.

These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items, including stock-based compensation, in-process research and development, final judgment entered in our LightLab trade secrets litigation, and commission paid to a former distributor in Japan in connection with a Distributor Termination Agreement, are not reflective of our core operating activities and should be excluded when comparing our current operating results with those of prior periods. In addition, stock-based compensation is a non-cash expense. Finally, our management team uses results of operations before certain charges to evaluate the operational performance of the company as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP, and are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2011, market adoption of the company’s products and technologies, growth strategies, timing and achievement of product development milestones, outcome of ongoing litigation, the impact and benefits of market development, product introductions, sales programs and the transition to a direct sales effort in Japan. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s current report on Form

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8-K filed on September 13, 2010, its quarterly report on Form 10-Q for the quarter ended September 30, 2010, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4020

or

Neal B. Rosen

Ruder-Finn

(415) 692-3058

VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$43,429	$56,055
Short-term available-for-sale investments	175,283	66,028
Accounts receivable, net	59,133	51,171
Inventories	38,765	37,710
Prepaid expenses and other current assets	6,643	5,892

Total current assets	323,253	216,856
Restricted cash	638	554
Long-term available-for-sale investments	26,804	—
Property and equipment, net	56,503	44,734
Intangible assets, net	17,103	11,623
Goodwill	2,487	931
Other non-current assets	3,044	2,036

	$429,832	$276,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,895	$13,840
Accrued compensation	18,241	14,142
Accrued expenses and other current liabilities	21,960	25,275
Deferred revenues	5,898	4,881
Current maturities of long-term debt	56	50

Total current liabilities	60,050	58,188
Long-term debt	91,236	110
Deferred revenues	2,466	2,376
Other	3,478	1,245

Total liabilities	157,230	61,919
Stockholders’ equity	272,602	214,815

	$429,832	$276,734

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues	$81,236	$71,014	$294,146	$227,867
Cost of revenues	29,174	26,576	108,860	91,489

Gross profit	52,062	44,438	185,286	136,378
Operating expenses:
Selling, general and administrative	40,448	31,793	133,174	111,598
Research and development	12,880	9,556	42,517	37,372
Amortization of intangibles	738	1,061	2,559	4,224
In-process research and development	(3,000)	14,030	(2,935)	14,030

Total operating expenses	51,066	56,440	175,315	167,224

Operating income (loss)	996	(12,002)	9,971	(30,846)
Interest income	203	116	477	756
Interest expense	(1,925)	(1)	(2,192)	(5)
Exchange rate (loss) gain	(269)	166	(904)	2,328
Other, net	(6)	—	(25)	—

(Loss) Income before provision for income taxes	(1,001)	(11,721)	7,327	(27,767)
Provision for income taxes	724	354	2,087	1,187

Net (loss) income	$(1,725)	$(12,075)	$5,240	$(28,954)

Net (loss) income per share:
Basic	$(0.03)	$(0.25)	$0.10	$(0.60)

Diluted	$(0.03)	$(0.25)	$0.10	$(0.60)

Shares used in calculating net (loss) income per share:
Basic	51,180	48,718	50,551	48,400

Diluted	53,901	48,718	53,281	48,400

VOLCANO CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
GAAP operating income (loss)	$996	$(12,002)	$9,971	$(30,846)
Stock-based compensation	3,228	2,722	12,467	10,885
In-process research and development	(3,000)	14,030	(2,935)	14,030
Final judgment for LightLab trade secrets litigation	4,900	—	5,100	—
Commissions paid under Distributor Termination Agreement	—	2,284	—	3,692

Non-GAAP operating income (loss)	$6,124	$7,034	$24,603	$(2,239)

GAAP net (loss) income	$(1,725)	$(12,075)	$5,240	$(28,954)
Stock-based compensation	3,228	2,722	12,467	10,885
In-process research and development	(3,000)	14,030	(2,935)	14,030
Final judgment for LightLab trade secrets litigation	4,900	—	5,100	—
Commissions paid under Distributor Termination Agreement	—	2,284	—	3,692

Non-GAAP net income (loss) income	$3,403	$6,961	$19,872	$(347)

GAAP net (loss) income per share—basic	$(0.03)	$(0.25)	$0.10	$(0.60)
Stock-based compensation	0.06	0.05	0.25	0.22
In-process research and development	(0.06)	0.29	(0.06)	0.29
Final judgment for LightLab trade secrets litigation	0.10	—	0.10	—
Commissions paid under Distributor Termination Agreement	—	0.05	—	0.08

Non-GAAP net income (loss) per share—basic	$0.07	$0.14	$0.39	$(0.01)

Shares used in calculating net income (loss) per share—basic	51,180	48,718	50,551	48,400

GAAP net (loss) income per share—diluted	$(0.03)	$(0.25)	$0.10	$(0.60)
Stock-based compensation	0.06	0.05	0.23	0.22
In-process research and development	(0.06)	0.28	(0.06)	0.29
Final judgment for LightLab trade secrets litigation	0.09	—	0.10	—
Commissions paid under Distributor Termination Agreement	—	0.04	—	0.08
Adjustment to shares used in calculating net income per share	—	0.02	—	—

Non-GAAP net income (loss) per share—diluted	$0.06	$0.14	$0.37	$(0.01)

Shares used in calculating net income (loss) per share—diluted	53,901	50,928	53,281	48,400

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(unaudited)

	Three Months Ended December 31,		Percentage Change	Year Ended December 31,		Percentage Change
	2010	2009	2009 to 2010	2010	2009	2009 to 2010
Medical segment:
Consoles:
United States	$8.2	$7.9	3%	$25.5	$24.6	3%
Japan	0.8	0.6	22	2.3	2.1	11
Europe	2.8	3.3	(14)	8.0	9.3	(13)
Rest of world	1.2	1.2	3	4.8	3.4	40

Total Consoles	$13.0	$13.0	(0)	$40.6	$39.4	3

IVUS single-procedure disposables:
United States	$19.0	$16.6	15%	$70.0	$60.4	16%
Japan	18.9	16.2	17	71.1	48.0	48
Europe	5.7	5.3	7	21.0	18.9	11
Rest of world	1.3	1.1	21	4.9	3.5	43

Total IVUS single-procedure disposables	$44.9	$39.2	15	$167.0	$130.8	28

FM single-procedure disposables:
United States	$7.8	$5.4	45%	$25.5	$17.1	49%
Japan	0.9	0.6	57	3.2	1.4	120
Europe	4.8	3.9	25	16.2	11.5	41
Rest of world	0.4	0.3	(3)	1.7	1.1	46

Total FM single-procedure disposables	$13.9	$10.2	36	$46.6	$31.1	49

Other	$4.3	3.6	20%	$16.9	10.4	64%

Sub-total medical segment	$76.1	$66.0	15	$271.1	$211.7	28

Industrial segment	$5.1	5.0	2	$23.0	16.2	42

Total	$81.2	$71.0	14	$294.1	$227.9	29